SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Twist Bioscience Corporation
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TWIST BIOSCIENCE CORPORATION

681 Gateway Boulevard
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 4, 2020

You are cordially invited to attend an annual meeting of stockholders (the “Annual Meeting”) of Twist Bioscience Corporation (the “Company”) that will be held at the Hilton Garden Inn San Francisco Airport North at 670 Gateway Blvd, South San Francisco, California, 94080 on February 4, 2020, at 8:00 am Pacific Time for the following purposes:

1.	To elect three Class II directors of our Board of Directors to serve for the ensuing three years and until their successors are elected;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021; and
3.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

You can find more information about each of these items, including the nominees for directors, in the proxy statement accompanying this notice. The record date for the Annual Meeting is December 31, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof. This notice of annual meeting, proxy statement and form of proxy are being made available on or about January 8, 2020.

The Board of Directors recommends that you vote in favor of each of the nominees for director, and in favor of proposal 2, outlined in the proxy statement accompanying this notice.

Pursuant to rules promulgated by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2019 Annual Report are available at www.proxyvote.com.

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote on the matters to be considered as promptly as possible in order to ensure your representation at the meeting. You may vote via the Internet or by returning the enclosed proxy card. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By order of the board of directors,

Emily M. Leproust, Ph.D.
President and Chief Executive Officer

San Francisco, California
January 8, 2020

* YOUR VOTE IS IMPORTANT SO PLEASE ACT TODAY! *

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF TWIST BIOSCIENCE CORPORATION
TO BE HELD ON FEBRUARY 4, 2020

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR POXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

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TWIST BIOSCIENCE CORPORATION

681 Gateway Boulevard
South San Francisco, California 94080

PROXY STATEMENT FOR THE
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 8:00 AM ON FEBRUARY 4, 2020

The board of directors (the “Board”) of Twist Bioscience Corporation, a Delaware corporation (the “Company”), is soliciting your proxy to vote at the 2020 annual meeting of stockholders (the “Annual Meeting”) of the Company to be held at the Hilton Garden Inn San Francisco Airport North at 670 Gateway Blvd, South San Francisco, California, 94080, on February 4, 2020, at 8:00 am Pacific Time, including at any adjournment(s) or postponement(s) of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. We made copies of the voting materials, which include this proxy statement, a proxy card and our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, available to stockholders beginning on or about January 8, 2020. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply vote your shares by proxy via the Internet or by completing, signing and returning the enclosed proxy card.

ABOUT THE COMPANY

Unless otherwise indicated in this proxy statement or the context requires otherwise, the words “Company,” “Twist,” “we,” “us” and “our” refer to Twist Bioscience Corporation, a Delaware corporation, together with its subsidiaries.

Unless otherwise indicated, all historical share numbers, share prices and exercise prices in this proxy statement give effect to the applicable reverse stock splits and stock dividends, and all references to “common stock,” “stock” or “shares” mean shares of the Company’s common stock, as so adjusted. The Company’s shares of common stock trade on the Nasdaq Global Select Market (“Nasdaq”), under the ticker symbol “TWST.”

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS

Why have I received these materials? The Board is soliciting proxies to vote at the Annual Meeting to be held on February 4, 2020 at 8:00 am Pacific Time. You are receiving this proxy statement and proxy card from us because you owned shares of our common stock on December 31, 2019, which we refer to as the record date. As a stockholder of record as of the record date, you are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply vote your shares by proxy via the Internet or by completing, signing and returning the enclosed proxy card.

How do I attend the Annual Meeting? The Annual Meeting will be held on February 4, 2020 at 8:00 am Pacific Time at the Hilton Garden Inn San Francisco Airport North at 670 Gateway Blvd, South San Francisco, California, 94080.

Who may vote? You are entitled to vote if our records show that you held one or more shares of the Company’s common stock at the close of business on December 31, 2019, the record date. At that time, there were 33,260,761 shares of common stock outstanding and entitled to vote, and approximately 103 holders of record. Each share entitles you to one vote at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner? If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, these proxy materials will be mailed to you directly starting on or about January 8, 2020.

You are a beneficial owner if at the close of business on the record date your shares were held by a broker, bank, trustee or nominee and not in your name. Being a beneficial owner means that your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares by following the voting instructions your broker, bank, trustee or nominee provides. If you do not provide your broker, bank, trustee or nominee with instructions on how to vote your shares, your broker, bank, trustee or nominee will not be able to vote your shares with respect to any of the proposals.

What am I voting on? There are two matters scheduled for a vote and for which we are soliciting your proxy:

1.	The election of three Class II directors to serve on our Board for the ensuing three years and until their successors are elected and
2.	The ratification of our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2021.

You may either vote “FOR” all the nominees to the Board or you may “WITHHOLD” your vote for any nominee(s) you specify. You may vote “FOR” or “AGAINST” proposal two or abstain from voting.

The Board recommends a vote FOR each nominee for director and FOR proposal two.

How do I vote if I am a stockholder of record? If you were a holder of record of our common stock on December 31, 2019, the record date for the Annual Meeting, you may use the following methods to vote your shares at the Annual Meeting:

•	By Mail. You may vote by completing, signing, dating and returning your paper proxy in the accompanying postage prepaid envelope. Please allow sufficient time for us to receive your proxy card if you decide to vote by mail.
•	Via the Internet. You can vote your shares via the Internet by following the instructions in the enclosed proxy card. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to mail a proxy card.

•	In person at the Annual Meeting. If you attend the meeting, be sure to bring a form of government issued picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a paper proxy card or a ballot, which will be available at the meeting.

How do I vote if I hold my shares in street name? If on the record date of December 31, 2019, your shares were held in a stock brokerage account or by a bank or other stockholder of record, you may use the following methods to vote your shares at the Annual Meeting:

•	By Mail or via the Internet. You should receive instructions from your bank, broker or other nominee explaining how to vote your shares by mail or via the Internet. If you wish to vote your shares by mail or via the Internet, you should follow those instructions.
•	In person at the Annual Meeting. If you attend the meeting, you will need to contact the bank, broker or other nominee that is the stockholder of record for your shares to obtain a broker’s proxy card and then bring the proxy card, an account statement, or a letter from the stockholder of record indicating that you beneficially owned the shares as of the record date, and a form of government issued picture identification to the meeting. If you have each of (1) the broker’s proxy card, (2) an account statement or letter indicating beneficial ownership as of the record date and (3) a government issued picture identification, you may vote by completing a paper proxy card or a ballot, which will be available at the meeting. If you do not have these items, you will not be able to vote at the meeting.

The Notice is not a proxy card or ballot and cannot be used to vote your shares. If you do not provide instructions with your proxy, your bank, broker, or other nominee (collectively referred to as a “broker”) will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters but do not have discretion to vote on non-routine matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021 (Proposal 2) because that is deemed to be a routine matter, but the broker could not vote your shares for proposal one, the election of the Class II directors, on the agenda at the Annual Meeting.

If you do not provide voting instructions to your broker and the broker has delivered a proxy card indicating that it does not have discretionary authority to vote on a particular proposal, your shares will be considered as “broker non-votes” with regards to that proposal. Broker non-votes will be counted for the purpose of determining the existence of a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

Is my vote confidential? Yes, your vote is confidential. Only the following persons have access to your vote: the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

How are votes counted? Votes will be counted by the inspector of election appointed by the Board for the meeting, who will separately count “FOR” and “WITHHOLD” votes and any broker non-votes for the election of directors. Broker non-votes will not count for or against any nominees.

With respect to proposal 2, below, the inspector of election will separately count “FOR” “AGAINST” or “ABSTAIN” votes. Abstentions with respect to proposal 2 will be counted towards the vote total for the proposal, and will have the same effect as “AGAINST” votes. Broker non-votes will have no effect and will not be counted towards the vote total proposal 2.

How many votes are needed to approve each of the proposals? Provided that a quorum is present, approval of the proposals described in this proxy statement will require the following affirmative votes:

•	Proposal 1 — Election of our three nominees for Class II directors. The three nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected.

•	Proposal 2 — Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for our fiscal year ending September 30, 2021. This proposal must receive a “FOR” vote from the holders of a majority of the voting power present and entitled to vote either in person or by proxy on the proposal. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.

What is the effect of Abstentions? Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes “AGAINST” for purposes of determining the approval of proposal 2 submitted to the stockholders for a vote.

A summary of the voting provisions, provided a valid quorum is present or represented at the Annual Meeting, for the matters described in “What am I voting on?”, “How are votes counted?”, “How many votes are needed to approve each of the proposals?” and “What is the effect of Abstentions?” is as follows:

Proposal No.	Vote	Board Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-Votes
1	Election of Director Nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Plurality	No impact	No impact
2	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of shares participating in the Annual Meeting or represented by proxy and entitled to vote	Has the same effect as a vote against	Broker has the discretion to vote

How will the Company representatives vote for me? The Company representatives, Emily M. Leproust, Ph.D. and Mark Daniels, or anyone else that they choose as their substitutes, have been chosen to vote in your place as your proxies at the Annual Meeting. The Company representatives will vote your shares as you instruct them. If you sign, date and return the enclosed proxy card and do not indicate how you want your shares voted, the Company representatives will vote as our Board recommends. If there is an interruption or adjournment of the Annual Meeting before the agenda is completed, the Company representatives may still vote your shares when the meeting resumes. If a broker holds your common stock, they will ask you for instructions and instruct the Company representatives to vote the shares held by them in accordance with your instructions.

Can I change my vote after I have returned my proxy card? Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Accordingly, you may change your vote either by submitting a proxy card prior to or at the Annual Meeting or by voting in-person at the Annual Meeting. The later submitted vote will be recorded and the earlier vote revoked. You also may revoke your proxy by sending a notice of revocation to our Chief Legal Officer, Mark Daniels, which must be received prior to the Annual Meeting. If your shares are held by your broker, you should follow the instructions provided by your broker.

What constitutes a quorum for purposes of the Annual Meeting? To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented in person or by proxy. As of the record date, 16,630,381 shares of our common stock must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.

Who pays for this solicitation? Twist will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor.

What does it mean if I receive multiple proxy cards? If you receive more than one proxy card, it means that your shares are registered in more than one name or are registered in different accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens when two stockholders share the same address? We may satisfy the Securities and Exchange Commission (“SEC”) rules regarding delivery of proxy statements by delivering a single proxy statement to an address shared by two or more of our stockholders. This delivery method is known as “householding” and can result in meaningful cost savings for us. To take advantage of this opportunity, we may deliver only one proxy statement to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at the address above or call us at (800) 719-0671 to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement either now or in the future, please contact us.

What happens if other business not discussed in this proxy statement comes before the meeting? The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under Delaware law, the Company representatives will use their discretion in casting all of the votes that they are entitled to cast.

Do I have Dissenters’ Rights of Appraisal? Twist stockholders do not have appraisal rights under Delaware law or under the governing documents of Twist with respect to the matters to be voted upon at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting? We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

When are stockholder proposals due for next year’s annual meeting of the stockholders? Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our bylaws and the rules established by the SEC. Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2021 annual meeting of stockholders, we must receive the proposal at our executive offices at 681 Gateway Boulevard, South San Francisco, California 94080 not earlier than October 7, 2020 and not later than November 6, 2020. However, if the date of the 2021 annual meeting advances by more than thirty (30) days or is delayed by more than sixty (60) days from the first anniversary of the date of the 2021 annual meeting, the deadline will instead be not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if the first public disclosure of the date of such annual meeting is less than one hundred (100) days prior to such annual meeting, the close of business on the tenth (10th) day following such first public disclosure. The proposal should be addressed to the attention of our Chief Legal Officer, and we suggest that it be sent by certified mail, return receipt requested. Any proposal that you submit must comply with SEC rules.

Whom can I contact for further information? If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our Chief Legal Officer, Mark Daniels, at (800) 719-0671.

PROPOSAL 1 — ELECTION OF DIRECTORS

Pursuant to our certificate of incorporation and bylaws, our Board is divided into three classes with staggered three-year terms. The total number of authorized directors on our Board is currently fixed at ten. One of our directors, Frederick Craves, Ph.D., has previously indicated to us that he refuses to stand for re-election to our Board at the Annual Meeting which refusal is not due to any disagreement with the Company on a matter relating to the Company's operations, policies or practices. As a result of Dr. Craves' refusal to stand for re-election, effective immediately after the conclusion of the Annual Meeting, the number of directors on our Board will be reduced from ten to nine and the number of Class II directors on our board will be reduced from four to three. The terms of such Class II directors will expire at the annual meeting of stockholders to be held in 2023.

There are three nominees for Class II director at the Annual Meeting, Nicolas Barthelemy, Keith Crandell and Jan Johannessen. Stockholders cannot submit proxies voting for a greater number of persons than the three nominees named in this Proposal 1. Each director to be elected will hold office until the annual meeting of stockholders to be held in 2023 and until his or her successor is elected and qualified or until the director’s death, retirement, resignation or removal. Each nominee is currently a director of the Company and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

There are no family relationships between any of our directors, nominees or executive officers. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

Nominees for Class II Directors

Name	Age	Class	Position
Nicolas Barthelemy	54	II	Audit Committee Member and Compensation Committee Member
Keith Crandell	59	II	Compensation Committee Chair and Nominating and Corporate Governance Committee Member
Jan Johannessen	63	II	Audit Committee Chair and Nominating and Corporate Governance Committee Member

Nicolas M. Barthelemy, age 54, has served as a member of our board of directors since October 2019. Mr. Barthelemy brings over 25 years of industry experience to Twist. From September 2014 to February 2017, Mr. Barthelemy served as the President and Chief Executive Officer of Biotheranostics, Inc., a molecular diagnostics company. Previously, he served as President, Global Commercial Operations at Life Technologies Corporation, a global life sciences company, which was acquired by Thermo Fisher Scientific Inc. in February 2014. Before Life Technologies, Mr. Barthelemy was with Biogen Inc., a biotechnology company, most recently as Vice President, Manufacturing and General Manager. He began his career with Merck & Co., Inc., a pharmaceutical company, as Project Engineer, Vaccine Technology. Mr. Barthelemy currently serves as a member of the boards of directors of Fluidigm Corporation, Repligen Corporation, 908 Devices Inc. and of Biocare Medical, LLC. Mr. Barthelemy received an M.S. in chemical engineering from the University of California, Berkeley, and an engineering degree from the Ecole Superieure de Physique et Chimie Industrielles, Paris.

Our board of directors believes that Mr. Barthelemy’s extensive experience in manufacturing, distributing and commercializing life science instruments, reagents and services, his knowledge of the research and clinical markets as well as his relevant director experience qualify him to serve as one of our directors.

Keith Crandell, age 59, has served on our board of directors since October 2013. Mr. Crandell is the Managing Director of ARCH Venture Corporation, a venture capital firm focused on early-stage technology companies, since 1987. Mr. Crandell is a director of several private companies and he also serves on the board of directors of Adesto Technologies Corp., a provider of low power, smart non-volatile memory products which is a publicly traded company and Quanterix, a publicly traded life science instrument company. Mr. Crandell holds a B.S. in Chemistry and Mathematics from St. Lawrence University, an M.S. in Chemistry from the University of Texas, Arlington, and an M.B.A. from the University of Chicago.

Our board of directors believes that Mr. Crandell brings extensive experience in the technology industry and that his service on a number of boards provides an important perspective on operations, finance and corporate governance matters, which qualifies him to serve as one of our directors.

Jan Johannessen, age 63, has served on our board of directors since October 2018. Mr. Johannessen currently serves as an advisor to iGlobe Partners, a venture capital company. Mr. Johannessen served as Chief Operating Officer and Secretary at Conexant Systems, LLC, a semiconductor company, from May 2013 to August 2017 and also served as its Chief Financial Officer from May 2013 to May 2016 and as its Chief Executive Officer from May 2016 to August 2017. Mr. Johannessen served as Chief Financial Officer and Secretary at REC Silicon ASA, a company listed on the Oslo stock exchange from August 2008 to May 2013. He served as Interim Chief Executive Officer and President at Lattice Semiconductor Corporation, a publicly traded company, from May 2008 to August 2008 and as Chief Financial Officer and Secretary at Lattice Semiconductor Corporation from December 2003 to May 2008. Mr. Johannessen holds a B.S. in Business from the University of Houston, and a MBA in International Business from Arizona State University.

Our board of directors believes that Mr. Johannessen brings extensive executive experience in the technology industry and financial and accounting expertise, which qualifies him to serve as one of our directors.

Continuing Directors

Name	Age	Class(1)	Position
Emily M. Leproust, Ph.D.	46	III	President and Chief Executive Officer
William Banyai, Ph.D.	65	III	Chief Operating Officer
Robert Chess	62	III	Compensation Committee Member and Nominating and Corporate Governance Committee Chair
Nelson Chan	58	I	Nominating and Corporate Governance Committee Member
Xiaoying Mai	32	I	Audit Committee Member
Robert Ragusa	60	I	Audit Committee Member and Compensation Committee Member
(1)	The terms of Class III directors will expire at the 2021 annual meeting. The terms of Class I directors will expire at the 2022 annual meeting.

Emily M. Leproust, Ph.D., age 46, has served as our President and Chief Executive Officer and as a member of our board of directors since April 2013. She was also appointed as Chair of our board of directors effective as of October 2018. Prior to co-founding Twist, Dr. Leproust served in various positions at Agilent most recently as its Director, Applications and Chemistry R&D from February 2009 to April 2013. Dr. Leproust holds a M.Sc. in Industrial Chemistry from the Lyon School of Industrial Chemistry and a Ph.D. in Organic Chemistry from the University of Houston.

Our board of directors believes that Dr. Leproust is qualified to serve as a director because of her operational and historical expertise gained from serving as our President and Chief Executive Officer, and her extensive professional and educational experience in the biotechnology industry.

William Banyai, Ph.D., age 65, has served as our Chief Operating Officer and as a member of our board of directors since April 2013. Prior to co-founding Twist Bioscience, from April 2006 to March 2013, Dr. Banyai was the Vice President of Hardware Engineering at Complete Genomics Inc., a life sciences company that developed and commercialized a platform for sequencing and analyzing human genomes. Dr. Banyai was also previously a director at Glimmerglass Networks, a supplier of SDN enabled Intelligent Optical Switching and Optical Network Management solutions. Dr. Banyai holds a B.S. in Physics and an M.S. in Electrical Science from the University of Michigan, an Engineer of Electrical Engineering degree from the University of Southern California and a Ph.D. in Optical Science from the University of Arizona.

Our board of directors believes that Dr. Banyai’s experience as our Chief Operating Officer and extensive executive and professional experience in the biotechnology industry, as well as his previous director experience and expertise in corporate governance, qualify him to serve as a director.

Robert Chess, age 62, has served on our board of directors since July 2014, and he was appointed as lead independent director effective as of October 30, 2018. Mr. Chess is Chairman of the board of directors of Nektar Therapeutics, a publicly traded therapeutics company. He has served on the board of Nektar Therapeutics as either CEO and/or Chairman since 1992 and has held the Chairman position since 1999. Mr. Chess has also served on the board of directors of Pharsight Corp., a publicly traded company that provides software and scientific consulting services to pharmaceutical and biotechnology companies, and CoTherix, Inc., a publicly traded biopharmaceutical company. Mr. Chess currently serves as a lecturer at the Stanford Graduate School of Business, a position he has held since 2004. Mr. Chess holds a B.S. in Engineering with Honors from the California Institute of Technology and an M.B.A. from Harvard University.

Our board of directors believes that Mr. Chess brings extensive board and executive experience managing the operations of biotechnology companies, and his service on a number of public company boards provides important industry and corporate governance experience, which qualifies him to serve as one of our directors.

Nelson C. Chan, age 58, has served on our board of directors since May 2019. From 2006 until 2008, Mr. Chan served as Chief Executive Officer of Magellan Navigation, Inc., a leader in the consumer, survey, GIS and OEM GPS navigation and positioning markets. From 1992 through 2006, Mr. Chan held various senior management positions at SanDisk Corporation, a leader in flash memory cards, including most recently as Executive Vice President and General Manager, Consumer Business. From 1983 to 1992, Mr. Chan held marketing and engineering positions at Chip and Technologies, Signetics, and Delco Electronics. Mr. Chan is Chairman of the board of Synaptics Incorporated, a developer of custom-designed human interface solutions, and is Chairman of the Board of Directors of Adesto Technologies Corporation, a leading provider of innovative application-specific semiconductors and embedded systems for the IoT. Mr. Chan is also a director and a member of the Audit Committee of Deckers Outdoor Corporation. Mr. Chan previously served as a director of Affymetrix, a genetic analysis company from 2010 until it was acquired in 2016 by Thermo Fisher. He also served as a director of Outerwall from 2011 (and serving as Chairman of the board from 2013) until it was acquired in September 2016 by Apollo Global Management, a private equity firm. He also served as a director of Socket Mobile from 2016 until 2019, and as a director of Silicon Laboratories, Inc. from 2007 until 2010. Mr. Chan also currently serves as a member of the board of several privately-held companies. Mr. Chan holds a B.S. degree in electrical and computer engineering from the University of California at Santa Barbara and a M.B.A. from Santa Clara University.

Our board believes that Mr. Chan’s experience as the Chief Executive Officer of Magellan, his senior management positions with other leading companies, and his service as a director of multiple public and private companies provide the requisite qualifications, skills, perspectives, and experiences that qualify him to serve on our board.

Xiaoying Mai, age 32, has served on our board of directors since July 2018. Ms. Mai is an Investment Director of GF Xinde Investment Management Co. Ltd, a venture capital investment firm based in China that specializes in investing in biotechnology companies, a position she has held since June 2015. Ms. Mai previously served as a financial manager for Guangfa Securities Co., Ltd, a publicly listed company in Hong Kong from December 2012 to June 2015, where she specialized in preparing financial information for public disclosure and tax management. Ms. Mai has also served as a member of the IPSAS program-international public sector accounting standard and worked with the United Nations in 2011. Ms. Mai holds a B.A. in Business Management from the Guangdong University of Foreign Studies and a M.A. in accountancy from George Washington University.

Our board of directors believes that Ms. Mai brings extensive experience in the biotechnology industry and her experience with the Asian markets will help us to expand into such markets, which qualifies her to serve as one of our directors.

Robert Ragusa, age 60, has served on our board of directors since November 2016. Mr. Ragusa is currently the Senior Vice President, Global Quality and Operations, at Illumina, Inc., a strategic commercial partner of Twist and a publicly traded corporation, where he has worked since December 2013. Prior to joining Illumina, Inc., from April 2010 to November 2013, Mr. Ragusa was Executive Vice President, Global Operations and Service at Accuray Incorporated, a radiation oncology company that develops, manufactures, sells and supports cancer treatment solutions. Mr. Ragusa holds a B.S. in Biomedical and Electrical Engineering and an M.B.A. from the University of Connecticut, and an M.S. in Biomedical and Electrical Engineering from Carnegie-Mellon University.

Our board of directors believes that Mr. Ragusa brings extensive experience in important ecosystem partners and managing operations of large public companies, and this, in addition to his education in biotechnology, finance and management, qualifies him to serve as one of our directors.

Required Vote

The three nominees receiving the highest number of affirmative “FOR” votes shall be elected as Class II Directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such nominee will instead be voted for the election of a substitute nominee proposed by our Board and its Governance and Nominating Committee. Under applicable rules, brokers are prohibited from giving proxies to vote on elections of directors unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to the three nominees in this Proposal 1 if you want your broker to vote your shares on the matter. Otherwise, your shares will be treated as broker non-votes. Broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board:

The Board recommends a vote FOR each nominee named in Proposal 1.

CORPORATE GOVERNANCE

Board Composition

Our board of directors is currently comprised of ten members and will be reduced to nine members effective immediately after the conclusion of the Annual Meeting. Our amended and restated bylaws permit our board of directors to establish by resolution the authorized number of directors, and ten directors are currently authorized, eight of whom qualify as “independent” under the listing standards of the Nasdaq Stock Market. Our board of directors has designated Dr. Leproust to serve as Chair of our board of directors and Mr. Chess to serve as our lead independent director.

Our board of directors is divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes of directors continuing for the remainder of their respective three-year terms. Upon the expiration of the term of a class of directors, a director in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our directors are divided among the three classes as follows:

•	the Class II directors are currently Messrs. Barthelemy, Crandell and Johannessen and Dr. Craves, and their terms will expire at the Annual meeting;
•	the Class III directors are currently Drs. Leproust and Banyai and Mr. Chess, and their terms will expire at the annual meeting of stockholders to be held in 2021; and
•	the Class I directors are currently Messrs. Chan and Ragusa and Ms. Mai, and their terms will expire at the annual meeting of stockholders to be held in 2022.

Dr. Craves has previously indicated to us that he refuses to stand for re-election to our Board at the Annual Meeting which refusal is not due to any disagreement with the Company on a matter relating to the Company's operations, policies or practices.

Board and Committee Meetings

Our board held eight (8) meetings during the fiscal year ended September 30, 2019. All directors except Mr. Crandell attended at least 75% of the meetings of the board and the committees on which he or she served.

Attendance at Annual Meeting

Although we do not have a formal policy regarding attendance by members of the board at our annual meeting of stockholders, directors are encouraged to attend the annual meetings.

Director Independence

Our board of directors has undertaken a review of its composition, the composition of its committees, and the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on information provided by each director concerning his or her background, employment, and affiliations, including family relationships, our board of directors has determined that each of Messrs. Barthelemy, Chan, Chess, Crandell, Ragusa and Johannessen and Dr. Craves and Ms. Mai do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing standards of the Nasdaq Stock Market. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described above in this section.

Committees of the Board

Our board has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.

Audit Committee

Our audit committee is comprised of Messrs. Barthelemy, Ragusa and Johannessen, Dr. Craves and Ms. Mai, each of whom is a non-employee member of our board of directors, with Mr. Johannessen serving as audit committee chairperson. Our board of directors has determined that each of the members of our audit committee satisfies the requirements for independence and financial literacy under the current listing standards of the Nasdaq Stock Market and SEC rules and regulations, including Rule 10A-3. Our board of directors has also determined that Mr. Johannessen is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act. This designation is a disclosure requirement of the SEC and does not impose upon Mr. Johannessen any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on the board or the audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member.

Our audit committee is responsible for, among other things:

•	selecting a qualified firm to serve as independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing related party transactions;
•	reviewing our policies on risk assessment and risk management;
•	approving all audit and all permissible non-audit services, to be performed by the independent registered public accounting firm; and
•	reviewing the audit committee report required by SEC rules to be included in our annual proxy statement.

Our audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market, and which is available on the investor relations section of our website at www.twistbioscience.com. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by our audit committee. Our audit committee held four (4) meetings in the fiscal year ended September 30, 2019.

Compensation Committee

Our compensation committee is comprised of Messrs. Barthelemy, Chess, Crandell and Ragusa and Dr. Craves, each of whom is a non-employee member of our board of directors, with Mr. Crandell serving as compensation committee chairperson. Our board of directors has determined that each member of the compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and each member meets the requirements for independence under the listing standards of the Nasdaq Stock Market and SEC rules and regulations. Our compensation committee is responsible for, among other things:

•	reviewing and approving the compensation of our chief executive officer and other executive officers;
•	reviewing the compensation paid to our directors and making recommendations to our board of directors;
•	reviewing, adopting, amending, and administering our equity incentive plans and granting awards to eligible persons and determining the terms of such awards;
•	reviewing, approving, amending, and terminating any change in control, severance or termination agreement, plan or arrangement for our executive officers;

•	reviewing in conjunction with the nominating and corporate governance committee, succession planning for our chief executive officer and other executive officers and evaluating potential successors; and
•	assessing whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Our compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market, and which is available on the investor relations section of our website at www.twistbioscience.com. Our compensation committee held six (6) meetings in the fiscal year ended September 30, 2019.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Chan, Chess, Crandell and Johannessen, each of whom is a non-employee member of our board of directors, with Mr. Chess serving as the nominating and corporate governance committee chairperson. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the Nasdaq Stock Market and SEC rules and regulations.

Our nominating and corporate governance committee is responsible for, among other things:

•	identifying, evaluating and making recommendations to our board of directors regarding, nominees for election to our board of directors, and individuals to fill any vacancies on our board of directors, between meetings of our stockholders at which directors are to be elected;
•	identifying, evaluating and making recommendations to our board of directors regarding the chairmanship and membership of each of its committees;
•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	assessing the effectiveness of any diversity policy our board of directors may determine to implement;
•	reviewing in conjunction with the compensation committee, succession planning for our chief executive officer and other executive officers and evaluating potential successors; and
•	reviewing and assessing the adequacy of our corporate governance guidelines and recommending any proposed changes to our board of directors.

Our nominating and corporate governance committee operates under a written charter, which satisfies the applicable listing requirements and rules of the Nasdaq Stock Market, and which is available on the investor relations section of our website at www.twistbioscience.com. Our nominating and corporate governance committee held four (4) meetings in the fiscal year ended September 30, 2019.

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including, but not limited to, diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance; experience relevant to our industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of our operations; practical and mature business judgment; and any other relevant qualifications, attributes or skills.

Currently, our board of directors evaluates, each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Our board of directors may from time to time establish other committees.

Report of the Audit Committee

The material in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Twist Bioscience Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2019 and discussed these financial statements with the Company’s management and with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control for that purpose. The Company’s independent registered public accounting firm is responsible for conducting an independent audit of the Company’s annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 (previously Auditing Standard No. 16), (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for filing with the Securities and Exchange Commission.

By the Audit Committee

Jan Johannessen (chair)
Nicolas Barthelemy
Frederick Craves, Ph.D.
Xiaoying Mai
Robert Ragusa

Policies and Procedures for Related Party Transactions

Our audit committee charter states that our audit committee is responsible for reviewing and approving in advance any related party transaction. Our board of directors adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions by the audit committee. Pursuant to the policy, all of our directors, officers and employees are required to report to the audit committee prior to entering into any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

We believe that we have executed all of the transactions set forth under the section entitled “Certain relationships and related party transactions” on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the audit committee of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, and indemnification arrangements, discussed, when required, in the sections titled “Management” and “Executive compensation” and the registration rights described in the section titled “Registration rights,” the following is a description of each transaction since October 1, 2018 and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeded or will exceed the lesser of $120,000 or one percent of our total assets at the end of the last two completed fiscal years; and
•	any of our directors, executive officers, or holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these persons, had or will have a direct or indirect material interest.

Senior Business Advisor Agreement with Nelson C. Chan

On November 1, 2017, we entered into a Senior Business Advisor Agreement, or the Advisor Agreement, with Nelson C. Chan, who was later appointed to our board of directors as Class I director in May 2019. Pursuant to the Advisor Agreement, Mr. Chan agreed to provide data storage advisory services to us at a rate of $2,500 per month. In addition, the Advisor Agreement provided that, subject to the approval of our board of directors, Mr. Chan was entitled to receive an option to purchase 7,070 shares of our common stock (after giving effect to the reverse stock split effected in October 2018) that was not subsequently granted. Pursuant to the Advisor Agreement, we paid Mr. Chan $30,000 for his services in calendar year 2018 and $30,000 for his services in calendar year 2019. The Advisor Agreement contains confidentiality and invention-assignment provisions.

Upon Mr. Chan’s appointment to our board of directors, and to account for the grant to which he was entitled under the Advisor Agreement, Mr. Chan received a grant of an option to purchase 3,093 shares of common stock and a restricted stock unit (RSU) grant of 1,497 shares on June 21, 2019, with a total value of $83,095 on the date of grant. The Advisor Agreement was amended to provide for the remainder of the grant to which Mr. Chan was originally promised, in the form of a grant in August 2020 of a RSU award for 1,925 shares of our common stock, and an option to purchase 3,978 shares of our common stock. Additionally, at the time of grant, subject to the approval of the Compensation Committee, the Advisor Agreement provides that Mr. Chan will be granted an award of restricted stock units for a number of shares of common stock determined by multiplying (x) 3,977 by (y) the excess, if any, of the closing price on the date of grant over $30.08, and then dividing the resulting total by the closing price on the date the additional award is granted. The Advisor Agreement was designed to ensure that the value of compensation to Mr. Chan would not exceed $120,000 in any rolling 12-month period. The Advisor Agreement has no specific term and either party may terminate the agreement upon providing written notice.

Side Letter with Ever Alpha Fund L.P.

In March 2018, in connection with Ever Alpha Fund L.P. and certain other investors’ purchase of Series D convertible preferred stock, we entered into a side letter with Ever Alpha Fund L.P. and certain other parties pursuant to which, among other things, we have committed to using commercially reasonable efforts to invest up to $5.0 million, $10.0 million and $10.0 million over a three year period, through a wholly owned foreign enterprise in China, to establish back-end production facilities to expand our commercial market for our next generation sequencing product line in China, subject to and contingent upon the approval of our board of directors and any applicable regulatory agencies in China and U.S., and compliance with any applicable laws and regulations. Our advanced front-end manufacturing facilities to create our synthetic DNA products will remain in the United States and subject to comprehensive patent protection in key jurisdictions. Twist will continue to use our best practice biosecurity screening program in servicing the China market, a part of the world that is dominated by foreign actors that we do not believe have rigorous biosecurity screening measures. The foreign enterprise will be exclusively owned and controlled by us through a subsidiary that we will wholly own, and Ever Alpha Fund L.P. will not have any direct economic, voting or other interests in this enterprise or any of our subsidiaries. Ever Alpha Fund L.P.’s interests in this enterprise are limited to its equity interest as a stockholder in the Company and its belief that expanding our manufacturing capacity and growing our sales organization in China will have a positive impact on our business and long-term value.

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers as of January 8, 2020, their positions and their respective ages on that date are:

Name	Age	Position
Emily M. Leproust, Ph.D.	46	President, Chief Executive Officer and Director
William Banyai, Ph.D.	65	Chief Operating Officer and Director
James M. Thorburn	64	Chief Financial Officer
Mark Daniels	57	Senior Vice President, Chief Legal Officer, Chief Ethics and Compliance Officer and Secretary
Paula Green	52	Vice President of Human Resources
Patrick Finn, Ph.D.	48	Chief Commercial Officer
Bill Peck, Ph.D.	59	Chief Technology Officer
Martin Kunz	49	Senior Vice President of Operations

James M. Thorburn has served as our Chief Financial Officer since April 2018. Prior to joining us, Mr. Thorburn served as a member of the board of directors of IXYS Corporation, a publicly traded semiconductor company from March 2007 to January 2018. Mr. Thorburn was also Chief Sales Officer and Co-Head of International at Televerde, a demand generation and sales acceleration enterprise, from August 2014 to February 2018. Prior to Televerde, he served as interim CFO of several public and private companies including Enercore, Next Autoworks, Fisker Automotive and Numonyx. Mr. Thorburn served as Chief Executive Officer of Zilog from March 2001 until August 2006. Prior to serving as Chief Executive Officer of Zilog, Mr. Thorburn held various executive positions including Chief Operating Officer of ON Semiconductor, operating consultant with Texas Pacific Group, Chief Financial Officer at Zilog and various management positions at National Semiconductor Corporation. Mr. Thorburn holds a B.Sc. (Hons.) degree from University of Glasgow and passed the Chartered Institute of Management Accountant exams in the United Kingdom.

Mark Daniels has served as our General Counsel since August 2016, as our Chief Ethics and Compliance Officer since May 1, 2017, as our Secretary since September 2018 and as our Senior Vice President and Chief Legal Officer since November 2018. Prior to joining us, from January 2013 to May 2016, Mr. Daniels was at Broadcom Corporation, a semiconductor manufacturer and producer of wireless and broadband products, where his most recent position was Vice President, Law and Deputy Chief Corporate Compliance Officer. Before that, he spent 20 years in positions of increasing responsibility in the legal department at Amgen, Inc., a producer of biopharmaceuticals, where his last role was Vice President and Associate General Counsel. Mr. Daniels received his B.S. with honors in Industrial and Labor Relations from Cornell University and a J.D., cum laude, from Harvard Law School.

Paula Green has served as our Vice President of Human Resources since March 2016. Prior to joining us, Ms. Green was Vice President of Human Resources at Qiagen, N.V., a provider of sample and assay technologies for molecular diagnostics, applied testing, academic and pharmaceutical research from March 2001 to September 2015. Ms. Green holds a B.S. Organizational Behavior from the University of San Francisco.

Patrick Finn, Ph.D. has served as our Chief Commercial Officer since October 2019, our Vice President of Sales and Marketing from February 2015 to October 2019 and as our Senior Vice President of Commercial Operations from December 2018 to October 2019. Prior to joining us, Dr. Finn was Vice President of Sales at Enzymatics Inc., a developer, manufacturer, and marketer of enzymes for molecular biology applications, sold predominantly to manufacturers in research and diagnostic markets from January 2012 to March 2015. Dr. Finn holds a B.Sc. in Chemistry from Heriot-Watt University and a Ph.D. in Chemistry from the University of Southampton.

Bill Peck, Ph.D. has been our Chief Technology Officer since February 2013. Prior to co-founding Twist Bioscience, Dr. Peck was the Director of Fluidic Systems at Complete Genomics Inc. from April 2008 to February 2013. Dr. Peck holds a B.Sc., M.Sc., and Ph.D. in Mechanical Engineering from the University of Alberta.

Martin Kunz has served as our Senior Vice President of Operations since February 2019. Previously, he served as President of Eurofins Genomics US from June 2010 to January 2019. Prior to serving as President, he served as Chief Technology Officer from September 2008 to June 2010 where his focus was building IT off-shore capacity and designing a new IT systems landscape for genomics services. Preceding his time at Eurofins, he served as Chief Information Officer of Operon Biotechnologies, Inc. from September 2005 to September 2008 where he built a global information technology team and developed and deployed a CRM, an e-commerce and a business intelligence system. Prior to joining the biotech industry, he held a variety of positions at various companies throughout Switzerland, including sales, QA and business analyst. Mr. Kunz received his B.S. in Engineering from the H.F. Technology and Management School (TGZ) in Zurich, Switzerland.

There are no immediate family relationships between or among any of our executive officers or directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10 percent of our common stock to file with the SEC reports of ownership regarding the common stock and other Twist equity securities. These persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in fiscal year 2019, other than one Form 4 covering three transactions and one Form 4 covering one transaction, both filed late for Nelson Chan, and Forms 4 filed for Robert Chess, Jan Johannessen, Keith Crandell, Frederick Craves Ph.D., and Robert Ragusa, all related to yearly option grants pursuant to our director compensation policy, which were filed late.

Code of Conduct

We have adopted the Twist Bioscience Corporation Code of Business Conduct and Ethics, or Code of Ethics, with which every person, including executive officers, who works for Twist and every member of our board of directors is expected to comply. The full text of our Code of Ethics is posted on the investor relations section of our website at www.twistbioscience.com. If any substantive amendments are made to the Code of Ethics or any waiver is granted, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding such amendment to, or waiver from, a provision of this Code of Ethics by posting such information on our website, at the address and location specified above, or as otherwise required by the Nasdaq Select Global Market.

Executive Compensation

Our named executive officers for fiscal 2019, which consist of our principal executive officer and the next two most highly compensated executive officers, are:

•	Emily M. Leproust, our President and Chief Executive Officer;
•	James M. Thorburn, our Chief Financial Officer; and
•	Patrick Finn, Chief Commercial Officer

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the board of directors on its discussions, decisions and other actions. Historically, our Chief Executive Officer makes recommendations to our compensation committee, often attends compensation committee meetings and is involved in the determination of compensation for the respective executive officers that report to her, except that our Chief Executive Officer does not make recommendations as to her own compensation, nor does she attend the portions of compensation committee meetings at which her own compensation is discussed and determined. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than herself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews these recommendations and other data and makes decisions as to each item of total compensation, and the total compensation, for the Chief Executive Officer and each other executive officer, as well as each individual compensation component. Our compensation committee is authorized to select, engage, compensate and terminate compensation consultants, legal counsel and such other advisors, as it sees fit, to assist in carrying out their responsibilities and functions, including the oversight of our overall compensation philosophy, compensation plans and benefits programs and our executive compensation programs and related policies. In the fiscal year ended September 30, 2019, our compensation committee retained the services of Compensia, Inc., an independent compensation consulting firm, to provide advice and recommendations on competitive market practices and specific compensation decisions for our executive officers and non-employee directors. Compensia provided no other services to the Company in the fiscal year ended September 30, 2019.

Summary Compensation Table

The following table sets forth certain information regarding the compensation of our named executive officers for the fiscal years ended September 30, 2018 and 2019:

Name and principal position	Year	Salary ($)(1)	RSU Awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	Total ($)
Emily M. Leproust, Ph.D.	2019	477,042	3,045,398	4,144,965	458,752	8,126,157
President and Chief Executive Officer	2018	362,250	—	—	162,424	524,674
James M. Thorburn, Chief Financial Officer	2019	384,167	1,039,793	1,415,209	213,035	3,052,204
	2018	134,015	—	1,286,756	70,341	1,491,112
Patrick Finn, Chief Commercial Officer(5)	2019	352,917	1,039,793	1,415,209	205,764	3,013,683
(1)	The amounts reported in this column represent salary earned by each of our named executive officers in the fiscal years ended September 30, 2018 and 2019.
(2)	The amounts reported in this column reflect the aggregate grant date fair value for financial statement reporting purposes of restricted stock units granted in the fiscal years ended September 30, 2018 and 2019 as determined in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these restricted stock units and do not represent the actual economic value that may be realized by each named executive officer. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these awards, refer to Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.
(3)	The amounts reported in this column reflect the aggregate grant date fair value for financial statement reporting purposes of stock options granted in the fiscal years ended September 30, 2018 and 2019 as determined in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these stock options and do not represent the actual economic value that may be realized by each named executive officer. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these awards, refer to Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.
(4)	Represents annual bonuses earned by each named executive officer under our annual cash incentive plan for executive officers for the fiscal years ended September 30, 2018 and 2019.
(5)	Fiscal year 2019 is Dr. Finn’s first year as a named executive officer.

Outstanding Equity Awards as of September 30, 2019

The following table provides information regarding the outstanding equity awards held by each of our named executive officers as of September 30, 2019:

	Option Awards(1)					Stock awards(1)
Name	Grant date	Number of securities underlying unexercised options (#) exercisable(2)	Number of securities underlying unexercised options (#) unexercisable(3)	Option exercise price or per share purchase price ($)(4)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(5)	Market Value of shares or units of stock that have not vested ($)(6)
Emily M. Leproust, Ph.D.	9/29/2015(7)	100,999	—	5.95	9/28/2025	—	—
	9/29/2017(8)	115,396	115,398	8.82	9/28/2027	—	—
	11/19/2018(9)	—	266,539	26.66	11/18/2028	—	—
	11/19/2018(10)	—	—	—	—	114,231	2,727,936
James M. Thorburn	6/7/2018(11)	48,911	117,838	11.59	6/6/2028	—	—
	11/19/2018(12)	—	91,004	26.66	11/18/2028	—	—
	11/19/2018(13)	—	—	—	—	39,002	931,368
Patrick Finn	2/4/2015(14)	60,398	—	1.19	2/3/2025	—	—
	9/29/2015(15)	44,628	—	5.95	9/28/2025	—	—
	9/29/2017(16)	30,214	30,214	8.82	9/28/2027	—	—
	11/19/2018(17)	—	91,004	26.66	11/18/2028	—	—
	11/19/2018(18)	—	—	—	—	39,002	931,368
(1)	Prior to our IPO, all awards were granted under our 2013 Plan. Following our IPO, all awards were granted under our 2018 Plan.
(2)	The stock options granted to our named executive officers under the 2013 Plan are early exercisable but those granted under the 2018 Plan are not early exercisable. Because all stock options granted to our named executive officers under the 2013 Plan are early exercisable, and early exercised shares are subject to a repurchase right in favor of the Company which lapses as the option vests, this column reflects the number of options (under either the 2013 Plan or the 2018 Plan) held by our named executive officers that were exercisable and vested as of September 30, 2019.

(3)	The stock options granted to our named executive officers under the 2013 Plan are early exercisable but those granted under the 2018 Plan are not early exercisable. Because all stock options granted to our named executive officers under the 2013 Plan are early exercisable, and early exercised shares are subject to a repurchase right in favor of the Company which lapses as the option vests, this column reflects the number of options (under either the 2013 Plan or the 2018 Plan) held by our named executive officers that were exercisable and unvested as of September 30, 2019.
(4)	This column represents the fair market value of a share of our common stock on the date of grant, as determined by our board of directors.
(5)	The units in this column represent restricted stock units granted pursuant to a restricted stock unit award agreement that remained unvested as of September 30, 2019.
(6)	Each restricted stock unit represents the right to receive a share of our common stock. The market value of our common stock is based on the per share price of $23.88, which was the closing stock price of the Company’s common stock on September 30, 2019.
(7)	The option grant is subject to a 4-year vesting schedule, with 25% of the shares vesting on September 1, 2016 and 1/48th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date. The option grant is also subject to a 50% single trigger acceleration provision and a 100% double trigger acceleration provision (in each case, as described below).
(8)	The option grant is subject to a 4-year vesting schedule, with 10% of the shares vesting on September 29, 2017, 15% of the shares vesting on September 28, 2018 and 1/48th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.
(9)	The option grant is subject a 5-year vesting schedule, with 20% of the shares vesting on October 31, 2019 and 1/60th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.
(10)	The restricted stock unit grant is subject a 5-year vesting schedule, with 20% of the units vesting on November 20, 2019 and 1/20th of the units vesting quarterly thereafter, subject to continuous service through each applicable vesting date.
(11)	The option grant is subject to a 4-year vesting schedule, with 25% of the shares vesting on April 23, 2016 and 1/48th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.
(12)	The option grant is subject a 5-year vesting schedule, with 20% of the shares vesting on October 31, 2019 and 1/60th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.
(13)	The restricted stock unit grant is subject a 5-year vesting schedule, with 20% of the units vesting on November 20, 2019 and 1/20th of the units vesting quarterly thereafter, subject to continuous service through each applicable vesting date.
(14)	The option grant is subject to a 4-year vesting schedule, with 25% of the shares vesting on February 2, 2016 and 1/48th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.
(15)	The option grant is subject to a 4-year vesting schedule, with 25% of the shares vesting on March 21, 2017 and 1/48th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.
(16)	The option grant is subject to a 4-year vesting schedule, with 10% of the shares vesting on September 29, 2017, 15% of the shares vesting on September 28, 2018 and 1/48th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.
(17)	The option grant is subject a 5-year vesting schedule, with 20% of the shares vesting on October 31, 2019 and 1/60th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.
(18)	The restricted stock unit grant is subject a 5-year vesting schedule, with 20% of the units vesting on November 20, 2019 and 1/20th of the units vesting quarterly thereafter, subject to continuous service through each applicable vesting date.

Equity Compensation Plan Information

The following table presents information as of September 30, 2019 with respect to compensation plans under which shares of our common stock may be issued.

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Shares remaining available for future issuance under plan (excluding those reflected in column (a)) (#) (c)
Equity compensation plan approved by security holders(1)	3,550,445	$15.99	1,576,956	(2)
Equity compensation plan not approved by security holders	—	—	1,576,956
Total	3,550,445	$15.99
(1)	Includes our 2013 Stock Plan, 2018 Equity Incentive Plan and our 2018 Employee Stock Purchase Plan.
(2)	Includes 56,081 shares that remain available for purchase under the 2018 Employee Stock Purchase Plan and 1,520,875 shares of common stock that remain available for grant under the 2018 Equity Incentive Plan. There are no shares of common stock available for issuance under our 2013 Plan, but the plan continues to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2013 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2018 Equity Incentive Plan. In addition, the 2018 Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on the first day of each fiscal year beginning with the 2020 fiscal year for the remaining term of the plan equal to the least of (a) 4.0% of the number of issued and outstanding shares of common stock outstanding at that time, (b) 999,900 shares, or (c) a lesser amount as approved by the board each year. Also, the 2018 Employee Stock Purchase Plan provides for an automatic annual increase in the number of shares reserved for issuance thereunder on the first day of each fiscal year for the remaining term of the plan equal to the least of (a) 1.0% of the number of issued and outstanding shares of common stock outstanding, (b) 249,470 shares, or (c) a lesser amount as approved by the Board each year.

Annual Bonus

We have an annual objective-setting and review process for our named executive officers that is the basis for the determination of potential annual bonuses. Our board of directors reviews and approves both the annual objectives and the payment of annual bonuses for our executives. Each of our named executive officers is eligible for annual performance-based bonuses of up to a specific percentage of their salary, subject to approval by our board of directors or the compensation committee. The performance-based bonus is tied to a set of specified goals and strategic objectives for our named executive officers and we conduct an annual performance review to determine the attainment of such goals and objectives. Our management may propose bonus awards to our board of directors primarily based on such review process. Our board of directors or the compensation committee makes the final determination of the achievement of both the specified corporate and strategic objectives and the eligibility requirements for and the amount of such bonus awards. For the fiscal years ended September 30, 2018 and 2019, bonuses were paid out based on the satisfaction of certain revenue goals and strategic objectives.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our named executive officers. Our board of directors or the compensation committee is responsible for approving equity grants to employees and consultants.

Prior to our IPO, we granted all equity incentive awards pursuant to our 2013 Plan. Following our IPO, we have and will continue to grant equity incentive awards under the terms of our 2018 Plan. The terms of our equity plans are described below under “Equity incentive plans.”

All stock options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of each award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and corporate transaction events.

In fiscal year 2019, the compensation committee granted stock options and restricted stock units to our named executive officers under the 2018 Plan to further incentivize and retain the executives. The details of those equity grants are described above under “Outstanding equity awards as of September 30, 2019.”

Employment Agreements

In connection with our IPO, we entered into an amended and restated employment agreement with each of the named executive officers, effective as of the effective time of the registration statement. These agreements provide for at-will employment and establish the named executive officer’s base salary, eligibility to participate in an incentive bonus plan and standard employee benefits.

These amended and restated employment agreements also, for the three (3) years following the effective date of the amended and restated employment agreements, provide for certain severance payments and benefits in connection with each named executive officer’s termination of employment under various circumstances, including in connection with a change in control of the Company. The material terms and conditions of these provisions are summarized below in “—Potential payments upon termination or change in control.” Following the date that is three (3) years from the effective date of the amended and restated employment agreements, our board of directors or compensation committee, each in its sole discretion, shall determine whether to offer the named executive officers severance pay and benefits according to terms and conditions to be determined at such time, which shall be the same generally available to similarly situated employees of the Company.

Potential Payments upon Termination or Change in Control

Involuntary Termination of Employment not in Connection with Change in Control

In the event that we terminate a named executive officer’s employment for any reason other than “cause,” death, or “disability,” or if the named executive officer resigns for “good reason,” in each case, other than in connection with or during the 12-month period following, a “change in control,” such named executive officer will be eligible to receive the following severance benefits, subject to, among other things, executing a general release of claims in favor of the Company and complying with the terms of his or her confidentiality agreement:

•	a cash payment equal to 12 months of her then-current base salary in the case of Dr. Leproust and 6 months of their then-current base salary in the case of Mr. Thorburn and Dr. Finn, payable in installments over such period according to our regular payroll schedule; and
•	a pro-rata incentive bonus for the year of termination (days worked relative to 365 days) based on actual performance and paid when bonuses are normally paid.
•	COBRA premiums for a period of 12 months in the case of Dr. Leproust and 6 months in the case of Mr. Thorburn and Dr. Finn.

Involuntary termination of employment in connection with change in control

In the event that we terminate a named executive officer’s employment for any reason other than “cause,” death, or “disability,” or if the named executive officer resigns for “good reason,” in each case, in connection with or during the 12-month period following a “change in control,” such named executive officer will be eligible to receive the following severance benefits, subject to, among other things, executing a general release of claims in favor of the Company and complying with the terms of his or her confidentiality agreement:

•	a cash payment equal to 24 months of her then-current base salary in the case of Dr. Leproust and 12 months of their then-current base salary in the case of Mr. Thorburn and Dr. Finn, payable in installments over such period according to our regular payroll schedule;
•	a cash payment equal to two times her average bonus for the two years prior to the termination in the case of Dr. Leproust and one time in the case of Mr. Thorburn and Dr. Finn, which will be paid pro-rata in equal installments with the cash severance;
•	COBRA premiums for a period of 24 months in the case of Dr. Leproust and 12 months in the case of Mr. Thorburn and Dr. Finn; and
•	100% immediate vesting acceleration of all of the shares of our common stock underlying any then-outstanding unvested stock options and other unvested equity awards.

Each named executive officer’s employment agreement contains a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the named executive officer receiving the greater amount after taking into consideration the excise tax under Section 4999 of the Code and any interest or penalties associated with such excise tax.

As defined in each named executive officer’s employment agreement, “change in control” shall mean: (i) the consummation of a merger or consolidation of the Company or any other corporate reorganization or business combination transaction of the Company with or into another corporation, entity or person; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this definition, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

As defined in each named executive officer’s employment agreement, “cause” means the named executive officer’s (i) material breach of the employment agreement, confidentiality agreement, or any other written agreement with the Company, which breach to the extent deemed curable by the board of directors is not cured within 10 business days after written notice thereof from the Company; (ii) material failure to comply with the Company’s written policies or rules, which breach to the extent deemed curable by the board of directors is not cured within ten (10) business days after written notice thereof from the Company; (iii) repeated failure to follow reasonable and lawful instructions from the board of directors, which failure is not cured within 10 business days after written notice thereof from the Company; (iv) commission, conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state if such felony is work-related, impairs his or her ability to perform services for the Company in accordance with the employment agreement, or results in a loss to the Company or damage to the reputation of the Company; (v) misappropriation of funds or property of the Company; (vi) gross neglect of his or her duties; (vii) act or omission that results directly or indirectly in material financial accounting improprieties for the Company; (viii) failure to cooperate with a government investigation; or (ix) gross or willful misconduct resulting in a loss to the Company or damage to the reputation of the Company.

As defined in each named executive officer’s employment agreement, “good reason” means a resignation by the named executive officer within 90 days after one of the following conditions has come into existence without his or her written consent: (i) a material diminution in executive’s authority, duties or responsibilities; (ii) a material reduction of executive’s annual base salary; provided, however, that prior to a change in control, it shall not be “good reason” if there is a corresponding reduction in the base salaries of all other executive officers of the Company; or (iii) a material change in the geographic location at which the executive must perform services (a change in location of executive’s office will be considered material only if it increases the executive’s current one-way commute by more than fifty miles). A condition shall not be considered “good reason” unless executive gives the Company written notice of the condition within 30 days after the condition comes into existence and the Company fails to remedy the condition within 30 days after receiving executive’s written notice.

As defined in each named executive officer’s employment agreement, “disability” means that the named executive officer is unable to perform the essential functions of his or her position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment.

Director Compensation

This section provides information regarding the compensation policy for our non-employee directors and amounts paid and equity awards granted to these directors for the fiscal year ended September 30, 2019. Neither Dr. Leproust, our President and Chief Executive Officer, nor Dr. Banyai, our Chief Operating Officer, received separate compensation for services as a director. Dr. Leproust’s compensation is discussed in the section titled “Executive compensation.”

The following table sets forth certain information regarding the compensation of our non-employee directors for the fiscal year ended September 30, 2019:

Name	Option awards ($)(1)(2)		Total ($)
Nelson C. Chan	217,767	(3)	217,767
Robert Chess	89,747	(4)	89,747
Paul A. Conley	—		—
Keith Crandell	89,747	(4)	89,747
Frederick Craves	89,747	(4)	89,747
Jan Johannessen	429,744	(5)	429,744
Xiaoying Mai	—		—
Robert Ragusa	89,747	(4)	89,747
(1)	The amount reported in this column represents the aggregate grant date fair value for financial statement reporting purposes of stock options granted in fiscal 2019 under our 2013 Plan, if granted prior to our initial public offering, or our 2018 Plan if granted after our initial public offering, as determined in accordance with FASB ASC Topic 718. This amount reflects our accounting expense for these stock options and does not represent the actual economic value that may be realized by each non-employee director. There can be no assurance that this amount will ever be realized. For information on the assumptions used in valuing this award, refer to Note 14 to the consolidated financial statements included in our Form 10-K.
(2)	The number of shares underlying outstanding stock options held by each non-employee director as of September 30, 2019, was as follows: Mr. Chan (16,537); Mr. Chess (5,590); Dr. Conley (0); Mr. Crandell (5.590); Dr. Craves (5,590); Ms. Mai (0) and Mr. Ragusa (5,590).
(3)	This represents the grant date aggregate fair value of (i)an option to purchase 13,444 shares of common stock granted on May 20, 2019 with an exercise price of $25.29 per share, which is subject to a 3-year vesting schedule with 1/3 of the shares vesting on May 20, 2020 and on each annual anniversary thereafter, and (ii) an option to purchase 3,093 shares of common stock granted on June 21, 2019 with an exercise price of $30.08 per share, which was fully vested upon grant. Both options have a term of ten years.
(4)	This represents the grant date fair value of an option to purchase 5,590 shares of common stock granted on July 23, 2019 with an exercise price of $30.41 per share. The option grant will vest in full on the earlier of i) the one-year anniversary of the date of grant and (ii) the date of our first annual meeting of stockholders following the date of grant. The option has a term of ten years.
(5)	This represents the grant date aggregate fair value of (i) an option to purchase 42,304 shares of common stock granted on October 30, 2018 with an exercise price of $14.00 per share, which is subject to a 3-year vesting schedule with 1/3 of the shares vesting on October 30, 2019 and on each annual anniversary thereafter, and (ii) an option to purchase 5,590 shares of common stock granted on July 23, 2019 with an exercise price of $30.41 per share, which will vest in full on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of our first annual meeting of stockholders following the date of grant. Both options have a term of ten years.

Our non-employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors. Under this policy, we will pay our non-employee directors a cash retainer for service on the board of directors and an additional cash retainer for service on each committee on which the director is a member, which will be paid quarterly in arrears. The chairman of each committee will receive higher retainers for such service. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Retainer	Chairman or Lead Director Annual Retainer
Board of Directors	$40,000	$60,000
Audit Committee	7,000	16,000
Compensation Committee	5,000	13,000
Nominating and Corporate Governance Committee	5,000	10,000

In addition, each non-employee director elected to our board of directors will, upon the date of his or her initial election or appointment to be a non-employee director, be granted an option to purchase a number of shares of common stock having a grant date fair value of $340,000. One-third of the shares subject to such initial option grant will vest on each anniversary of the date of grant, subject to the director providing service through each vesting date. Further, at the close of business on the date of each annual stockholder meeting following the initial public offering, each person who is currently and has been a non-employee director for at least three (3) months will be granted an option to purchase a number of shares of common stock having a grant date fair value of $170,000. 100% of the shares subject to such annual option grant will vest in full on the earlier of the one year anniversary of the grant date and the next annual stockholder meeting, subject to the director providing service through the vesting date. All stock option awards to non-employee directors are made pursuant to the 2018 Plan. Notwithstanding the foregoing vesting schedules, if such director remains a service provider until immediately prior to the closing of a “change in control” (as defined in the applicable equity plan), the shares subject to his or her then-outstanding stock option that was granted pursuant to the non-employee director compensation policy will become fully vested immediately prior to the closing of the change in control.

We will also continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

The non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Compensation Committee Interlocks and Insider Participation

During fiscal 2019, our compensation committee consisted of Messrs. Chess and Crandell and Dr. Craves. None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or during fiscal 2019 has served, as a member of our board of directors or the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers who served on our board of directors or our compensation committee during fiscal 2019. Certain members of our compensation committee are affiliated with entities that purchased our preferred stock. Please see “Security Ownership of Certain Beneficial Owners and Management” for more information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of December 9, 2019 by:

(1)	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
(2)	each of our named executive officers;
(3)	each of our directors; and
(4)	all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on December 9, 2019.

Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 9, 2019 and shares issuable upon the settlement of RSUs held by that person that will vest within 60 days of December 9, 2019. Shares subject to those options and RSUs for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 33,118,096 shares of our common stock outstanding as of December 9, 2019. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Twist Bioscience Corporation, 681 Gateway Boulevard, South San Francisco, California 94080.

		Shares beneficially owned
Name of beneficial owner	Common stock	Options exercisable within 60 days	RSUs vesting within 60 days	Aggregate number of shares beneficially owned	%
5% or more stockholders:
Entities affiliated with ARCH Venture Partners(1)	3,361,568	—	—	3,361,568	10.2%
Ever Alpha Fund L.P.(2)	3,294,961	—	—	3,294,961	9.9%
Illumina, Inc.(3)	1,773,530	—	—	1,773,530	5.4%
Entities affiliated with Tao Capital Partners(4)	1,665,838	—	—	1,665,838	5.0%

Named executive officers and directors:
Emily M. Leproust(5)	726,275	398,427	—	1,124,702	3.4%
James M. Thorburn(6)	6,495	199,500	—	205,995	*
Patrick Finn(7)	7,462	188,205	—	195,667	*
William Banyai(8)	625,561	276,259	—	901,820	2.7%
Nicolas Barthelemy	—	—	—	—	*
Nelson C. Chan	1,497	3,093	—	4,590	*
Robert Chess(9), (10)	69,822	35,521	—	105,343	*
Keith Crandell(1), (10)	3,361,568	—	—	3,361,568	10.2%
Frederick B. Craves(10)	66,771	—	—	66,771	*
Jan Johannessen(10)	—	14,101	—	14,101	*
Xiaoying Mai(11)	—	—	—	—	*
Robert Ragusa(3), (10)	1,773,530	—	—	1,773,530	5.4%
All directors and executive officers as a group (16 persons)	7,299,965	1,374,328	—	8,674,293	25.1%
*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	Based on a Schedule 13G filed by ARCH Venture Fund VII, L.P., or ARCH VII, on February 14, 2019. Consists of (i) 2,407,422 shares held of record by ARCH VII and (ii) 954,146 shares held of record by ARCH Venture Fund VIII Overage, L.P., or ARCH VIII Overage. ARCH Venture Partners VII, L.P., or the GPLP, is the sole general partner of ARCH VII and ARCH Venture Partners VII, LLC, or the GPLLC, is the sole general partner of the GPLP. ARCH Venture Partners VIII, LLC, or ARCH VIII Partners, is the sole general partner of ARCH VIII Overage. Keith Crandell, Clinton Bybee and Robert Nelsen are the managing directors of the GPLLC and ARCH VIII Partners, and therefore, may be deemed to share voting and dispositive power over the shares held of record by ARCH VII and ARCH VIII Overage. The address for each of the entities identified in this footnote is 8755 West Higgins Road, Suite 1025, Chicago, IL 60631.
(2)	Based on a Schedule 13G filed by Ever Alpha Fund L.P. on February 14, 2019. Consists of 3,294,961 shares held of record by Ever Alpha Fund L.P. Ever Glory Limited is the general partner of Ever Alpha Fund L.P. Ever Glory Limited is a wholly owned subsidiary of GF Xinde Capital Management Limited. GF Xinde Capital Management Limited is a wholly owned subsidiary of GF Investments (Hong Kong) Company Limited. GF Investments (Hong Kong) Company Limited is a wholly owned subsidiary of GF Holdings (Hong Kong) Corporation Limited. GF Holdings (Hong Kong) Corporation Limited is the wholly owned subsidiary of GF Securities Co., Ltd, a publicly listed company in Hong Kong. Sun Shuming, Lin Zhihai, Qin Li, Sun Xiaoyan, Yang Xiong, Tang Xin. Chan Kalok, Shang Shuzhi, Li Xiulin, Li Yanxi and Liu Xuetao serve on the Board of Directors of Guangfa Securities Co., Ltd and may be deemed to share voting and dispositive power over the shares held by Ever Alpha Fund L.P. The address of Ever Alpha Fund L.P. is 16th Floor, Metro Plaza, No. 183, Tianhe North Road, Guangzhou, People’s Republic of China.
(3)	Based in part on a Schedule 13G filed by Illumina, Inc. on April 3, 2019. Consists of 1,773,530 shares held of record by Illumina, Inc. Robert Ragusa is Senior Vice President, Global Quality and Operations of Illumina, Inc., and has sole voting and dispositive power over the shares held of record by Illumina, Inc. The address of Illumina, Inc. is 5200 Illumina Way, San Diego, CA 92122.
(4)	Based on a Schedule 13G filed by Tao Invest LLC on February 12, 2019. Consists of (i) 1,218,815 shares held of record by Tao Invest LLC, (ii) 89,880 shares held of record by Tao Invest II LLC, and (iii) 357,143 shares held of record by Tao Invest III LLC. Tao Capital Management LP is the managing member of each of Tao Invest LLC, Tao Invest II LLC and Tao Invest III LLC. Tao Capital Management Inc is the general partner of Tao Capital Management LP. Nicholas J. Pritzker is the chairman and Joseph I. Perkovich is the president of Tao Capital Management Inc. Each of Tao Capital Management LP, Tao Capital Management Inc, and Messers Pritzker and Perkovich may be deemed to share voting and dispositive power of the shares held of record by Tao Invest LLC, Tao Invest II LLC and Tao Invest III LLC. The address for each of the entities identified in this footnote is 1 Letterman Drive, Building C, Suite 420, San Francisco, CA 94129.
(5)	Consists of (i) 726,275 shares of common stock and (ii) 398,427 shares issuable upon the exercise of early-exercisable stock options, 66,634 of which would be vested within 60 days after December 9, 2019.
(6)	Consists of (i) 6,495 shares of common stock and (ii) 199,500 shares issuable upon the exercise of early-exercisable stock options, 22,751 of which would be vested within 60 days after December 9, 2019.
(7)	Consists of (i) 7,462 shares of common stock and (ii) 188,205 shares issuable upon the exercise of early-exercisable stock options, 22,751 of which would be vested within 60 days after December 9, 2019.
(8)	Consists of (i) 625,561 shares of common stock and (ii) 276,259 shares issuable upon the exercise of early-exercisable stock options, 22,751 of which would be vested within 60 days after December 9, 2019.
(9)	Consists of 66,771 shares held of record by The Craves Family Foundation. Fred Craves may be deemed to hold sole voting and dispositive power with respect to the shares held by The Craves Family Foundation. Mr. Craves’ address is 750 Battery Street, Suite 400, San Francisco, CA 94111.
(10)	Does not include options to purchase 5,590 shares at an exercise price of $30.41 per share granted on July 23, 2019, which will vest and become exercisable on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of our first annual meeting of stockholders following the date of grant, subject to the director’s continuous service through such vesting date.
(11)	Xiaoying Mai does not have voting and dispositive power over the shares held of record by Ever Alpha Fund L.P.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2015. We are soliciting stockholder ratification of the appointment of PricewaterhouseCoopers LLP, although stockholder ratification is not required by law. If the appointment of PricewaterhouseCoopers LLP is not ratified at the Annual Meeting, the Audit Committee will consider whether to appoint a different independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Current Independent Registered Public Accounting Firm Fees

The following table sets forth the fees for professional services rendered by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, in connection with the audits of our annual financial statements for the fiscal years ended September 30, 2019 and 2018 and for other services rendered by PricewaterhouseCoopers LLP during those periods. All fees described below were approved by the audit committee.

	Fiscal 2019	Fiscal 2018
Audit Fees(1)	$2,118,500	$2,133,250
Audit-Related Fees	—	—
Tax Fees(2)	15,000	—
All Other Fees(3)	2,700	29,500
Total Fees	$2,136,200	$2,162,750
(1)	Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings. This category also includes fees for professional services provided in connection with our initial public offering, including comfort letters, consents and review of documents filed with the SEC.
(2)	Tax Fees consist of fees for an Internal Revenue Code Section 382 study.
(3)	All Other Fees consist of aggregate fees billed for products and services provided by our independent registered public accounting firm other than those disclosed above. These services specifically relate to an initial public offering readiness assessment and subscription fees paid for access to online accounting research software.

Pre-Approval Policy

Under our audit committee’s policy governing our use of the services of our independent registered public accountants, the audit committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the fiscal years ended September 30, 2019 and 2018, all fees identified above under the captions “Audit Fees” and “Audit-Related Fees” that were billed by PricewaterhouseCoopers LLP were approved by the audit committee in accordance with SEC requirements.

Recommendation of the Board:

The Board recommends a vote FOR ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on our website at www.twistbioscience.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.

You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 8, 2020. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

We will make available, on or about January 8, 2020, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, at www.proxyvote.com. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 on the “Investors” page of our website at www.twistbioscience.com.

We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 as filed with the SEC. Requests for such copies should be addressed to our Chief Legal Officer, Mark Daniels, at the address below:

Twist Bioscience Corporation
681 Gateway Boulevard
South San Francisco, California 94080
Attention: Mark Daniels
Telephone: (800) 719-0671

Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 02/03/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 02/03/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Nicolas Barthelemy 02) Keith Crandell 03) Jan Johannessen

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000434830_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Shareholder Letter, Notice & Proxy Statement and Form 10-K is available at www.proxyvote.com

TWIST BIOSCIENCE CORPORATION
Annual Meeting of Stockholders
February 4, 2020 8:00 AM
This proxy is solicited on behalf of the Board of Directors of
Twist Bioscience Corporation

The undersigned hereby appoints Emily M. Leproust, Ph.D. and Mark Daniels, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of Common Stock of Twist Bioscience Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Twist Bioscience Corporation to be held at 8:00 AM PST on February 4, 2020 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000434830_2 R1.0.1.18